                                         Nine Months Ended                            Fiscal Year Ended
                                      ------------------------   ------------------------------------------------------------
                                      ------------------------   ------------------------------------------------------------
                                      October 28, October 30,   January 29, January 30, January 31,   February 1,  February 3,
                                         2000        1999          2000        1999         1998         1997        1996 *
                                      ------------------------  ---------------------------------------------------------------

Consolidated pretax income               $ 74,407    $222,479      $283,949    $219,084    $ 410,035     $ 378,761   $ 269,653
Fixed charges (less capitalized
interest)                                 185,061     192,249       261,638     219,341      147,466       139,188     139,666
                                      ------------------------  ---------------------------------------------------------------

EARNINGS                                $ 259,468    $414,728      $545,587    $438,425    $ 557,501     $ 517,949   $ 409,319
                                      ========================  ===============================================================

Interest                                $ 168,840    $176,358      $236,566    $196,680    $ 129,237     $ 120,599   $ 120,054
Capitalized interest                        4,218       3,693         5,177       3,050        3,644         4,420       3,567
Interest factor in rent expense            16,221      15,891        25,072      22,661       18,229        18,589      19,612
                                      ------------------------  ---------------------------------------------------------------

FIXED CHARGES                           $ 189,279    $195,942      $266,815    $222,391    $ 151,110     $ 143,608   $ 143,233
                                      ========================  ===============================================================

Ratio of earnings to fixed  charges          1.37        2.12          2.04        1.97         3.69          3.61        2.86
                                      ========================  ===============================================================

* 53 Weeks